Exhibit 99.1
BIODEL REPORTS THIRD QUARTER FISCAL YEAR 2011 FINANCIAL RESULTS
Company to Provide Update on Phase 1 Program on Conference Call Today at 4:30pm EDT
DANBURY, Conn., Aug 04, 2011 /PRNewswire via COMTEX News Network/ — Biodel Inc. (Nasdaq: BIOD) today reported financial results for the third quarter ended June 30, 2011.
Third Quarter Operating Highlights
During Biodel’s third quarter of fiscal year 2011, the company:
•	completed Phase 1 testing of two new ultra-rapid-acting formulations of recombinant human insulin, or RHI, for subcutaneous injection;
•	supported investigators at Oregon Health and Sciences University who have initiated a Phase 1 study evaluating these formulations for insulin pump administration;
•	selected multiple analog-based candidate formulations for possible clinical development; and
•	extended the cash runway by reducing near-term RHI purchase requirements and raising approximately $30 million in new capital.
Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “We are continuing to develop and evaluate ultra-rapid-acting human insulin and insulin analog formulations and are making good progress in assessing tolerability and activity in a variety of pre-clinical and clinical settings. We plan to provide details on the pharmacokinetic, pharmacodynamic and injection site tolerability characteristics of the two RHI-based ultra-rapid-acting formulations from the recently completed subcutaneous injection Phase 1 trial and will update the timelines for completion of the insulin pump trial. In addition, we have taken a number of steps to extend our cash runway including renegotiation of our RHI supply agreement and raising additional capital from previous and new investors. These initiatives are helping us create a new generation of ultra-rapid-acting insulin product candidates and sustainable long-term value for all shareholders.”
Third Quarter Financial Results
Biodel reported a net loss of $4.0 million, or $0.12 per share, for the quarter ended June 30, 2011 compared to a net loss of $8.6 million, or $0.36 per share, for the third quarter of fiscal year 2010.

Research and development expenses were $2.9 million for the three months ended June 30, 2011, compared to $5.9 million for the same period in the prior year. The decrease in research and development expenses was primarily attributed to reductions in clinical and regulatory expenses.
General and administrative expenses totaled $2.4 million for the three months ended June 30, 2011, compared to $2.8 million for the same period in the prior year.
Expenses for the quarter ended June 30, 2010 and 2011 include $1.5 million and $1.3 million, respectively, in stock-based compensation expense related to options granted to employees and non-employees.
Biodel did not recognize any revenue during the quarter ended June 30, 2010 or 2011.
At June 30, 2011, Biodel had cash, cash equivalents and marketable securities of $42 million and 38.6 million shares outstanding.
Conference Call and Webcast Information
Biodel’s senior management will host a conference call on August 4, 2011 beginning at 4:30 pm Eastern Daylight Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (international). To access the call by live audio webcast, please log on to the investor section of the company’s website at www.biodel.com. An archived version of the audio webcast will be available on Biodel’s website.
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles. For further information regarding Biodel, please visit the company’s website at www.biodel.com.
Safe-Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company’s drug candidates, including the potential timing, design and outcomes of clinical trials; and the company’s ability to develop and commercialize product candidates. Forward-looking statements represent our management’s judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to respond to the complete response letter regarding our new drug application for Linjeta™ in a timely manner and the possibility that information we provide in response to the letter may not be accepted by the FDA; our ability to secure FDA approval for Linjeta™ and our other product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel™ technology; the progress or success of our research, development and clinical programs and the initiation and completion of our clinical trials; the possibility that patients taking Linjeta™ may experience more injection site discomfort than they experience with competing products; unexpected data that may result from our clinical trials and our research and development activities; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended March 31, 2011. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Biodel Inc.
(A Development Stage Company)
Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	June 30,
	2010	2011
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$22,922	$41,999
Restricted cash	150	60
Marketable securities, available for sale	6,001	—
Taxes receivable	116	86
Other receivables	11	9
Prepaid and other assets	365	497

Total current assets	29,565	42,651
Property and equipment, net	2,998	2,432
Intellectual property, net	53	50
Other assets	—	9

Total assets	$32,616	$45,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$1,989	$102
Accrued expenses:
Clinical trial expenses	1,362	974
Payroll and related	357	954
Accounting and legal fees	300	228
Severance	—	686
Other	334	241
Income taxes payable	45	47

Total current liabilities	4,387	3,232
Common stock warrant liability	4,169	9,717
Other long term liabilities	—	313

Total liabilities	$8,556	$13,262
Commitments Stockholders’ equity:
Series A preferred stock, $.01 par value; 50,000,000 shares authorized; 0 and 1,813,944 outstanding	—	18
Common stock, $.01 par value; 100,000,000 shares authorized; 26,399,764 and 38,605,483 issued and outstanding	264	386
Additional paid-in capital	188,549	210,955
Accumulated other comprehensive income	1	—
Deficit accumulated during the development stage	(164,754)	(179,479)

Total stockholders’ equity	24,060	31,880

Total liabilities and stockholders’ equity	$32,616	$45,142

Biodel Inc.
(A Development Stage Company)
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

					December 3,
	Three Months Ended		Nine Months Ended		2003
	June 30,		June 30,		(inception) to
					June 30,

	2010	2011	2010	2011	2011
Revenue	$—	$—	$—	$—	$—
Operating expenses:
Research and development	5,890	2,941	21,658	11,349	127,577
General and administrative	2,780	2,382	8,573	7,264	54,889

Total operating expenses	8,670	5,323	30,231	18,613	182,466
Other (income) and expense:
Interest and other income	(3)	(20)	(10)	(30)	(5,536)
Interest expense	—	—	—	—	78
Adjustment to fair value of common stock warrant liability	—	(1,355)	—	(3,890)	(2,636)
Loss on settlement of debt	—	—	—	—	627

Operating loss before tax provision (benefit)	(8,667)	(3,948)	(30,221)	(14,693)	(174,999)
Tax provision (benefit)	(38)	26	(35)	32	(580)

Net loss	(8,629)	(3,974)	(30,186)	(14,725)	(174,419)
Charge for accretion of beneficial conversion rights	—	—	—	—	(603)
Deemed dividend — warrants	—	—	—	—	(4,457)

Net loss applicable to common stockholders	$(8,629)	$(3,974)	$(30,186)	$(14,725)	$(179,479)

Net loss per share — basic and diluted	$(0.36)	$(0.12)	$(1.26)	$(0.51)

Weighted average shares outstanding — basic and diluted	23,944,386	33,017,859	23,892,899	28,635,431

BIOD-G
CONTACT: Seth D. Lewis, +1-646-378-2952
SOURCE: Biodel Inc.
News provided by Acquire Media